Exhibit 23.1
INDEPENDENT AUDITOR’S CONSENT
We hereby consent to the inclusion in the Annual Report on Form 40-F for the year ended December 31, 2010 of Cascades Inc. of our report dated March 14, 2011, relating to the Consolidated Financial Statements which appears in Exhibit 13.2 included in this Annual Report. We also consent to reference to us under the heading, “Interests of Experts” in the Annual Information Form included in Exhibit 13.1 in this Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP(1)
Chartered Accountants
Montréal, Canada March 29, 2011 (1) Chartered accountant auditor permit No. 19653